UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01	Regulation FD Disclosure.

On November 2, 2016, Allergan plc (the “Company”) announced that its Board of Directors has approved the expansion of the Company’s previously announced $5 billion share repurchase program and the initiation of a regular quarterly cash dividend for shareholders as part of the Company’s capital allocation strategy. The expansion of the Company’s share repurchase program increased the amount authorized by $5 billion to a total of $15 billion in authorization.

The information in this report (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

99.1	Press Release of Allergan plc entitled “Allergan Announces $10 Billion Accelerated Share Repurchase, Initiation of Cash Dividend in 2017” dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016	Allergan plc

	By:	/s/ Maria Teresa Hilado
	Name:	Maria Teresa Hilado
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Allergan plc entitled “Allergan Announces $10 Billion Accelerated Share Repurchase, Initiation of Cash Dividend in 2017” dated November 2, 2016.